English translation - for information purposes only
________________________________________ AVENANT AU CONTRAT DE TRAVAIL DU 4 FÉVRIER 2008 ________________________________________	________________________________________ AMENDMENT TO THE EMPLOYMENT CONTRACT DATED FEBRUARY 4, 2008 _______________________________________

ENTRE LES SOUSSIGNES

La société Sorin Groupe France SAS, société par Actions Simplifiée, au capital de 82.200.000 euros, enregistrée au registre du commerce et des sociétés de Nanterre, sous le numéro 477 828 412, dont le siège social est sis 4, avenue Réaumur 92140 CLAMART ci-après « la Société »

ET

Monsieur Michel Darnaud, né le 2 juillet 1949 à TOULOUSE, demeurant 51, Avenue du Grand Veneur 78110 LE VESINET

PRÉAMBULE

Dans le cadre de la fusion envisagée entre le groupe Sorin et la société Cyberonics Inc (la « Transaction Envisagée »), les parties ont décidé d’apporter les modifications ci-après exposées au contrat de travail de Monsieur Darnaud.

Si la Transaction Envisagée n’est pas approuvée par l’assemblée extraordinaire des actionnaires, respectivement de Sorin SPA et Cyberonics INC, ou n’est pas définitivement réalisée (le « Closing ») avant le 26/02/2016, les dispositions du présent avenant seront caduques ab initio et Monsieur Bessette ne pourra en solliciter l’application.

BETWEEN THE UNDERSIGNED

Sorin Groupe France SAS, a company with a share capital of € 82.200.000, registered with the Registry of Commerce and Companies of Nanterre under the number 477 828 412, having its registered office at 4, avenue Réaumur 92140 CLAMART (the « Company »)

AND

Mr. Michel Darnaud, né le 2 juillet 1949 à TOULOUSE, demeurant 51, Avenue du Grand Veneur 78110 LE VESINET

RECITAL

The parties desire to make certain changes to the initial employment contract between the Company and Mr. Darnaud in connection with the contemplated merger transaction involving the Sorin Group and Cyberonics Inc. (the “Contemplated Transaction”).

If the Contemplated Transaction is not approved by the Extraordinary Shareholder Assemblies of, respectively, Sorin SPA and Cyberonics INC, or does not close for whatsoever reason prior to 26/02/2016, the amendment set out in this agreement and the agreement itself shall be null ab initio and Mr. Bessette shall not be entitled to request the benefit of it

1 – INDEMNITÉ DE RUPTURE	1 – TERMINATION INDEMNITY

En cas de licenciement pour motif économique ou de licenciement consécutif à une invalidité de 3ème catégorie reconnue et telle que définie par le Code de la Sécurité sociale, au cours des 24 mois suivant le Closing, la Société s’engage à proposer à Monsieur Darnaud un accord transactionnel au sens de l’article 2044 du Code civil français au titre duquel Monsieur Darnaud renoncerait à toute instance et action à l’encontre de la Société et des sociétés du Groupe auquel elle appartient, relatives à la conclusion, l’exécution et la rupture de son contrat de travail.

En contrepartie de cet accord transactionnel, la Société s’engage à proposer à Monsieur Darnaud, une indemnité globale, définitive et transactionnelle.

La Société s’engage à ce titre que la somme de tous les montants (exprimés en brut) auquel Monsieur Darnaud a droit au titre de la rupture de son contrat de travail (en ce compris toute indemnité de préavis ou indemnité compensatrice de préavis, indemnité conventionnelle, légale et contractuelle de licenciement) et l’indemnité transactionnelle seront égales à :

o    24 (vingt-quatre) mois de rémunération brute moyenne mensuelle de base perçue au cours des 12 (douze) mois précédant la date de notification de la rupture du contrat de travail.

o    une somme brute équivalant à 2 fois le montant brut de son bonus annuel tel que défini au titre de l’année où la rupture telle que définie ci-dessus interviendrait.

Sur cette indemnité transactionnelle, la Société prélèvera les charges et cotisations sociales ainsi que la CSG/CRDS conformément aux dispositions applicables en la matière.

En outre, en cas de rupture du contrat de travail de Monsieur Darnaud telle que définie précédemment et intervenant dans les deux ans à compter du Closing, l’ensemble des actions ou avantages similaires (« equity-based awards ») attribués à Monsieur Darnaud, autres que ceux qui lui seraient attribués à la réalisation de la Transaction Envisagée, seraient alors totalement vestés en faisant application des conditions prévues en cas d’atteinte de 100% des critères de performance (tout equity-based awards attribué à Monsieur Darnaud à la réalisation de la Transaction Envisagée seront vesté de manière proratisée à la rupture de son contrat de travail, conformément aux termes visés dans l’accord qui régit ces attributions). En outre, à la rupture de son contrat de travail, toute période de blocage applicable aux equity awards serait levée.

In the event that Mr. Darnaud is dismissed for economic reasons or is dismissed following a recognized 3rd category invalidity as defined by the Social Security Code during the period of 24 months beginning on the date of closing of the Contemplated Transaction, the Company shall undertake to submit to Mr. Darnaud a settlement agreement as defined by article 2044 of the French Civil code pursuant to which Mr. Darnaud will waive his rights to any claim or action of whatever nature and any other benefit related to the entering into or the performance or termination of his employment contract with the Company and the companies of the Group.

In return for entering into the settlement agreement, the Company undertakes to pay to Mr. Darnaud, a final and lump sum settlement indemnity.

In this respect, the Company undertakes that the total amount of the sums (in gross) Mr. Darnaud shall benefit from the termination of his employment contract (inclusive of any notice indemnity or indemnity in-lieu of notice, dismissal indemnity as provided for in the applicable collective bargaining agreement or by law or other contractual provisions) and the settlement indemnity will be equal to:

o    24 months of Mr. Darnaud base salary based on the monthly gross base remuneration received during the 12 past months before the notification of the termination.

o    gross payment of 2 years’ bonus based on the bonus criteria and targets applicable to you in the year during which the contract is terminated.

The settlement indemnity will be subject to and paid after deduction of all applicable social security contributions and CSG/CRDS tax in accordance with applicable legislation.

In addition, upon a termination of Mr. Darnaud’s employment within two years following the closing of the Contemplated Transaction, in the circumstances described above, all of Mr. Darnaud’s equity-based awards, other than any such awards to be granted to him upon consummation of the Contemplated Transaction will fully vest, with the performance criteria for performance-based awards deemed to be met at the 100% (one hundred) level. (Any equity-based awards granted to Mr. Darnaud upon consummation of the Contemplated Transaction will vest on a prorated basis upon such a termination of employment, as will be further described in the award agreement governing such grants). In addition, upon such a termination of his employment, any lock-up period applicable with respect to Mr Darnaud’s equity awards will terminate.

2 – DISPOSITIONS FINALES	2 – FINAL PROVISIONS
Sous réserve de la réalisation définitive de la Transaction Envisagée avant le 26/02/2016 :

•    Les dispositions de la présente s’appliquent à compter du Closing ;
•    Toute disposition du contrat de travail ou de ses avenants, annexes ou autre accord entre les parties qui ne porte pas sur le même objet que le présent avenant demeure inchangée ;
•    le présent avenant annule et remplace toute disposition contractuelle et tout engagement au bénéfice de Monsieur Darnaud ayant un objet similaire ou identique aux présentes.

Subject to the Contemplated Transaction closing before 26/02/2016, as set forth in the recital:

•    The provisions of this agreement shall become effective as of the closing date of the Contemplated Transaction;
•    All of the provisions of the contract of employment, amendments, annexes or other agreements between the parties, that do not refer to termination indemnities, shall remain unchanged;
•    The present amendment replaces all prior contractual provisions and undertakings benefiting Mr. Darnaud that have a same or similar object to the present amendment.

La présente contrat est régi par le droit français. Seule la version française s’applique entre les parties.	This schedule shall be governed by French law. Only the French language version is binding upon the parties.
Fait en double original, à …………………., le ……………….. 2015	Executed in two originals, In ……………….., on ………………….. 2015,
______________________________ Par : André-Michel Ballester*	(signature) By: André-Michel Ballester *
______________________________ Monsieur Darnaud*	(signature) Mr. Darnaud*
* signature précédée de la mention manuscrite « lu et approuvé »	* in handwriting: “read and approved” (“lu et approuvé”)

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